UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2011

DEL MONTE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2011, Del Monte Corporation (the “Company”) filed a Current Report on Form 8-K (the “May Form 8-K”) reporting that David J. West was expected to become Chief Executive Officer of the Company and its direct parent company, Blue Acquisition Group, Inc. (“Parent”), effective August 15, 2011.

On August 15, 2011, Mr. West became Chief Executive Officer of the Company and Parent, replacing Neil Harrison, who had served as Interim Chief Executive Officer since March 8, 2011, when Del Monte Foods Company was acquired by an investor group led by Kohlberg Kravis Roberts & Co., Vestar Capital Partners and Centerview Capital. Mr. Harrison will continue to serve as the Vice Chairman of the Board of Directors of both the Company and Parent.

The May Form 8-K included information regarding Mr. West’s background as well as his employment agreement with the Company. The information included in Item 5.02 of the May Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE CORPORATION

By:	/s/ James Potter
Name:	James Potter
Title:	Secretary

Date: August 17, 2011